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                                 EXHIBIT 10.8

                          EXECUTIVE SEVERANCE AGREEMENT

         This Agreement is made and entered into by and between CENTRAL BANCORPORATION, a Washington business corporation (hereinafter called the "Company"), and its subsidiary CENTRAL WASHINGTON BANK, a Washington banking corporation (hereinafter called the "Bank"), acting jointly and severally (hereinafter collectively referred to as the "Employer Group") and JOSEPH E. RIORDAN (hereinafter called the "Executive").

         WHEREAS, the Executive is employed by the Employer Group in a key managerial capacity, presently holding the position of Vice President and Chief Financial Officer of the Bank; and

         WHEREAS, the Company wishes to ensure that the Executive will be available to assist the Board of Directors of the Company (the "Board") in responding to and, if deemed appropriate by the Board, completing any proposed change in control of the Company; and

         NOW, THEREFORE, the Employer Group and the Executive agree to the following provisions:

         1. Change in Control. For purposes of this Agreement, the term "change in control" shall mean a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Company or the Bank, with the quoted phrases of this sentence having the same meaning as when used in Section 280G(b)(2)(A) of the Internal Revenue Code.

         2. Commitment of Executive. In the event that any person extends any proposal or offer which could result in a change in control, the Executive will, at the Board's request, assist the Board in evaluating such proposal or offer. Further, the Executive specifically agrees that he will not resign his position(s) with the Employer Group during any period from the receipt of a specific change in control proposal up to the closing or termination of the transaction contemplated by the proposal.

         3.  Severance Payment Events. In the event of --

         (i) the voluntary or involuntary termination (excluding termination due to death, disability or commission of a crime) of the Executive's employment with the Employer Group within three (3) years after a change in control; or
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EXECUTIVE SEVERANCE AGREEMENT
PAGE 2

         (ii) the involuntary termination (excluding termination due to death, disability, or commission of a crime) by the Employer Group of the Executive's employment on or after the date that any party announces (or should announce) any prospective change in control transaction, if a change in control does occur within twelve (12) months of such termination, then the Employer Group shall pay to Executive a severance payment, in the amount determined pursuant to the next paragraph, payable on the later of the date of termination or the date of the change in control.

         4. Amount of the Severance Payment. The severance payment shall be an amount equal to two (2) times the compensation (as reportable on the Executive's IRS Form W-2) received by the Executive from the Employer Group during the most recent twelve (12) calendar months ending before, or simultaneously with, the date on which the change in control occurs; provided, however, that the severance payment shall not exceed the lesser of (i) $114,000 or (ii) $1.00 less than the amount which would cause the payment to be a "parachute payment" as defined in Section 280G(b)(2)(A) of the Internal Revenue Code.

         5. Revocability. This Agreement may be terminated unilaterally by the Employer Group, but (i) only as of a prospective effective date which follows by at least 12 months the date that written notice is given to Executive that the Employer Group, by a vote of at least a majority of its directors, has determined to terminate the Agreement, and (ii) only if no change in control occurs prior to such effective date; provided, however, that this Agreement automatically terminates if, at any time prior to the closing of a change in control transaction, the Executive (a) voluntarily terminates his employment with the Employer Group, or (b) is terminated by the Employer Group for reasonable cause (e.g., acts of dishonesty, disloyalty, illegality or moral turpitude adversely impacting the Employer Group; repeated failure or refusal to follow reasonable directions from the Board or Chief Executive Officer of the Company following a written warning). If not earlier terminated, this Agreement will terminate three (3) years after any change in control occurs.
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EXECUTIVE SEVERANCE AGREEMENT
PAGE 3


         IN WITNESS WHEREOF, the parties have executed this Agreement this 24th day of May, 1990.

CENTRAL BANCORPORATION                               EXECUTIVE

By: ________________________________                 ___________________________
                                                     Joseph E. Rioirdan
Title _______________________________


CENTRAL WASHINGTON BANK


By:________________________________

Title_______________________________
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                               FIRST AMENDMENT TO
                          EXECUTIVE SEVERANCE AGREEMENT

         This First Amendment to Executive Severance Agreement is made and entered into as of this 28th day of December, 1990, by and between Central Bancorporation, a Washington corporation (the "Company") acting on behalf of itself and its present and future subsidiaries (the "Employer Group") and JOSEPH
E. RIORDAN (the "Executive"). This Agreement amends an Executive Severance Agreement (the "Severance Agreement") made and entered into by and between the same parties dated effective as of May 24, 1990.

                                     RECITAL

         The parties desire to enter into this Agreement to amend the terms of the Severance Agreement in order to provide an exception to the term "Change in Control" as defined in the Severance Agreement, and to otherwise expressly ratify and confirm the terms of the Severance Agreement.

                                    AGREEMENT

         In consideration of the mutual promises, covenants, agreements and undertakings contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby contract and agree as follows:

                                    SECTION 1

         Section 1 of the Severance Agreement, entitled Change in Control, shall be amended by adding at the end thereof the following:

                  Notwithstanding the above, a Change in Control shall not be deemed to have occurred if such Change in Control is effected by means of any merger or sale of the Corporation, imposed or encouraged by executive or regulatory agency, or financial assistance from the Federal Deposit Insurance Corporation (or its successor).
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FIRST AMENDMENT TO
EXECUTIVE SEVERANCE AGREEMENT
Page 2


                                    SECTION 2

         Acknowledgement of Severance Agreement. Except as expressly amended or modified pursuant to this Amendment, all of the remaining terms, provisions and conditions of the Severance Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 9th day of January, 1991.

CENTRAL BANCORPORATION:                          EXECUTIVE:

By:________________________                      By:______________________
                                                    Joseph E. Riordan
Its:________________________
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                               SECOND AMENDMENT TO
                          EXECUTIVE SEVERANCE AGREEMENT

         This Second Amendment to Executive Severance Agreement is made and entered into as of this 11th day of January, 1995, by and between Central Bancorporation, a Washington corporation (the "Company") acting on behalf of itself and its present and future subsidiaries (the "Employer Group"), and JOSEPH E. RIORDAN (the "Executive"). This Agreement amends an Executive Severance Agreement (the "Severance Agreement") and the First Amendment to the Executive Severance Agreement made and entered into by and between the same parties dated effective May 24, 1990, and January 9, 1991, respectively.

                                     RECITAL

         The parties desire to enter into this Agreement to amend the terms of the Severance Agreement and the First Amendment to the Severance Agreement in order to provide clarity as to Section 1 of the First Amendment.

                                    AGREEMENT

         In consideration of the mutual promises, covenants, agreements and undertakings contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby contract and agree as follows:

                                    SECTION 1

         Section 1 of the Severance Agreement, entitled Change in Control, shall be amended by adding at the end thereof the following:

                  Notwithstanding the terms of the First Amendment to the Severance Agreement, the Executive shall not be deemed to have encouraged or imposed a change of control when acting at the direction of the Company.
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SECOND AMENDMENT TO
EXECUTIVE SEVERANCE AGREEMENT
Page 2


                                    SECTION 2

         Acknowledgement of Severance Agreement. Except as expressly amended or modified pursuant to this Amendment, all of the remaining terms, provisions and conditions of the Severance Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 18th day of January, 1995.


CENTRAL BANCORPORATION:                                 EXECUTIVE:


By:________________________                             By:_____________________
                                                           Joseph E. Riordan
Its:________________________